Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of W.W. Grainger, Inc. (“Grainger”) for the quarterly period ended September 30, 2011, (the “Report”), J. T. Ryan, as Chairman, President and Chief Executive Officer of Grainger, and R. L. Jadin, as Senior Vice President and Chief Financial Officer of Grainger, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grainger.

/s/ J. T. Ryan
J. T. Ryan
Chairman, President and Chief Executive Officer
October 27, 2011

/s/ R. L. Jadin
R. L. Jadin
Senior Vice President and Chief Financial Officer
October 27, 2011